UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2015

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Brown-Forman Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on July 23, 2015. The matter submitted to a vote of the Class A common stockholders at the Annual Meeting and the voting results of such matter are as follows:

Election of Directors

The Company’s Class A common stockholders elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified. The following is a breakdown of the voting results:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Joan C. Lordi Amble	77,391,575	263,478	735,941	—
Patrick Bousquet-Chavanne	78,217,328	141,166	32,500	—
Geo. Garvin Brown IV	77,620,104	747,157	23,733	—
Martin S. Brown, Jr.	77,681,046	684,736	25,212	—
Stuart R. Brown	77,691,388	673,094	26,512	—
Bruce L. Byrnes	78,279,607	79,040	32,347	—
John D. Cook	77,961,015	398,778	31,201	—
Sandra A. Frazier	77,683,433	682,414	25,147	—
Augusta Brown Holland	77,679,545	687,179	24,270	—
Michael J. Roney	78,207,476	150,977	32,541	—
Michael A. Todman	78,171,166	187,607	32,221	—
Paul C. Varga	77,659,204	687,597	44,193	—
James S. Welch, Jr.	77,600,751	759,177	31,066	—

Item 7.01 Regulation FD Disclosure.

On July 23, 2015, the Company issued a press release commenting on its fiscal 2015 performance and announcing that at its Annual Meeting Brown-Forman Class A common stockholders elected directors for the coming year. In addition, the Company announced that its Board of Directors approved a regular quarterly cash dividend of 31 1/2 cents per share on its Class A and Class B common stock, payable on October 1, 2015, to stockholders of record on September 8, 2015. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: July 23, 2015	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Assistant Vice President, Senior Attorney and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated July 23, 2015.